Exhibit 21

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

SUBSIDIARIES OF THE COMPANY

American Safety Insurance Holdings, Ltd. - Bermuda

American Safety Assurance, Ltd. - Bermuda

American Safety Reinsurance Ltd. - Bermuda

Ordinance Holdings, Limited - Bermuda

American Safety Holdings Corp. - Georgia

American Safety Casualty Insurance Company - Oklahoma

American Safety Indemnity Company - Oklahoma

Ponce Lighthouse Properties Inc. - Florida

Rivermar Contracting Company - Florida

American Safety Insurance Services, Inc. - Georgia

American Safety Claims Services, Inc. - Georgia

American Safety Administrative Services, Inc. - Georgia

Sureco Bond Services, Inc - Georgia

American Safety Financial Corp. - Georgia

American Safety Purchasing Group, Inc. - Georgia

LTC Risk Management, LLC

LTC Insurance Services, LLC

American Safety Capital Trust - Georgia

American Safety Capital Trust II - Georgia

American Safety Capital Trust III - Georgia

American Safety Risk Retention Group, Inc. (non-subsidiary risk retention group affiliate) - Vermont

American Safety Assurance (VT), Inc. - Vermont